SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): April 28, 2004

THE YANKEE CANDLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	002-15023	04 259 1416

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16 YANKEE CANDLE WAY
SOUTH DEERFIELD, MASSACHUSETTS 01373
(Address of principal executive office and zip code)

(413) 665-8306
(Registrant’s telephone number, including area code)

Item 7: Exhibits.
Item 9: Regulation FD Disclosure.
SIGNATURES
EX-99.1 PRESS RELEASE DATED 4/28/04

Item 7:    Exhibits.

(c)  The following exhibit is being furnished herewith:

99.1	Text of Press Release, dated April 28, 2004

Item 9:    Regulation FD Disclosure.

On April 28, 2004, The Yankee Candle Company, Inc. (the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its fiscal quarter ended April 3, 2004. All information included in the press release is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

This Form 8-K and the Press Release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 9 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YANKEE CANDLE COMPANY, INC

By:	/s/ Robert R. Spellman

Robert R. Spellman Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: April 28, 2004